Exhibit 99.3
ARENA PHARMACEUTICALS, INC.
AMENDED AND RESTATED SEVERANCE BENEFIT PLAN
Introduction.
The Arena Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan originally effective on January 20, 2006 and amended and restated on May 9, 2016 and further amended on June 15, 2016, August 15, 2016, March 20, 2017, October 31, 2018, November 26, 2018 and January 4, 2019 (collectively, the “Prior Plan”), is hereby amended and restated in its entirety (as set forth herein, this “Plan”) effective June 11, 2021 (the “Effective Date”).
The purpose of this Plan is to provide severance benefits to certain Eligible Employees of the Company and its participating subsidiaries upon selected terminations of service. This Plan document is also the Summary Plan Description for the Plan. This Plan is intended to be a welfare benefit plan under Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and a top hat plan for the benefit of a select group of management or highly compensated employees under ERISA.
Section 1. Definitions.
The following shall be defined terms for purposes of the Plan:
(a)“Base Salary” means a Participant’s monthly base salary in effect immediately prior to the Covered Termination, ignoring any reduction made to such monthly base salary which forms the basis for Participant’s termination for Good Reason, if applicable (including without limitation any cash compensation that is deferred by Participant into a Company-sponsored retirement or deferred compensation plan, exclusive of any employer matching contributions by the Company associated with any such retirement or deferred compensation plan and exclusive of any other Company contributions), and excludes all bonuses, commissions, expatriate premiums, fringe benefits (including without limitation car allowances), option grants, equity awards, employee benefits and other similar items of compensation.
(b)“Board” means the Board of Directors of the Company, or a committee or subcommittee of such Board.
(c)“Bonus Amount” means one-twelfth (1/12th) of a Participant’s Target Bonus in place in effect immediately prior to the Covered Termination, ignoring any reduction which forms the basis for Participant’s termination for Good Reason, if applicable.
(d)“Cause” means the involuntary termination of the Eligible Employee’s employment under the conditions below (which shall depend upon whether a Change in Control has occurred):
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(i)Prior to the occurrence of a Change in Control: an Eligible Employee’s employment is terminated for Cause hereunder upon the occurrence of one or more of the following events if such event causes or has the potential to cause a harmful impact on the Company’s business or reputation, as reasonably determined by the Chief Executive Officer of the Company:
a.Eligible Employee’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to Disability)..
b.Eligible Employee’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude;
c.Eligible Employee’s willfully engaging in gross misconduct, gross negligence, a material violation of Company policy or
d.Eligible Employee’s unauthorized use or disclosure of confidential information or trade secrets of the Company, breach of any Employee Proprietary Information and Inventions Agreement (or similar intellectual property agreement), or breach of the Company’s Code of Business Conduct.
The determination prior to a Change in Control that an Eligible Employee’s termination is with or without Cause shall be made by the Chief Executive Officer of the Company in good faith, and any such determination shall have no effect upon any determination of the rights or obligations of the Company or the Eligible Employee for any other purpose..
(ii)On or after the occurrence of a Change in Control: an Eligible Employee’s employment hereunder is terminated for Cause upon the occurrence of one or more of the following events only if such event results in a demonstrably and material harmful impact on the Company’s business or reputation, as reasonably determined by the Board and such termination is effectuated within 30 days of the Board becoming aware of such events:
a.Eligible Employee’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Eligible Employee by the Board which specifically identifies the manner in which the Board believes that the Eligible Employee has not substantially performed his or her duties. For a termination of employment to be for Cause pursuant to this subsection 1(d)(2)(a), the Eligible Employee must (A) receive a written notice which indicates in reasonable detail the facts and circumstances claimed to provide a basis for the termination of his or her employment for Cause; and (B) be provided with an opportunity to be heard no earlier than 30 days following the receipt of such notice (during which notice period the Eligible Employee has the opportunity to cure and has failed to cure or resolve the behavior in question).
b.Eligible Employee’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving fraud, dishonesty or moral turpitude;
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c.Eligible Employee’s willfully engaging in gross misconduct that is a violation of a written Company policy; or
d.Eligible Employee’s unauthorized use or disclosure of confidential information or trade secrets of the Company or breach of any Employee Proprietary Information and Inventions Agreement (or similar intellectual property agreement).
The determination on or after a Change in Control that an Eligible Employee’s termination is with or without Cause shall be made by the Board in good faith, and any such determination shall have no effect upon any determination of the rights or obligations of the Company or the Eligible Employee for any other purpose.
(e)“Change in Control” means the occurrence any of the following events:
(i)any person or group of persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 50% of the voting power of the Company’s then outstanding securities (unless the event causing the 50% threshold to be crossed is an acquisition of voting common securities directly from the Company);
(ii)any merger or other business combination of the Company, any sale or lease of the Company’s assets or any combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction own at least 50% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Transaction; or
(iii)within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) cease to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-quarters of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change in Control or engage in a proxy or other control contest).
(f)“Change in Control Protection Period” means the period commencing upon a Change in Control and ending 24 months following such Change in Control.
(g)“Change in Control Termination” means an Eligible Employee’s Covered Termination that occurs during the Change in Control Protection Period.
(h)“Code” means the Internal Revenue Code of 1986, as amended.
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(i)“Company” means Arena Pharmaceuticals, Inc. and its successors and assigns.
(j)“Covered Termination” means, with respect to an Eligible Employee who immediately prior to a termination of employment was an employee of the Company, the Eligible Employee’s termination of employment by the Company without Cause or, solely during the Change in Control Protection Period, the Eligible Employee’s voluntary termination with Good Reason (excluding terminations due to Disability or death).
(k)“Disability” means the Eligible Employee has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company in force when the Eligible Employee becomes disabled, then such term shall mean the Eligible Employee’s permanent and total disability within the meaning of Section 22(e)(3) of the Code.
(l)“Eligibility Notice” means the notice executed by the Company and the individual notifying the individual of his or her eligibility for the Plan, substantially in the form attached hereto as Exhibit A.
(m)“Eligible Employee” means each individual employed by the Company with the title of Chief Executive Officer, Executive Vice President or Senior Vice President who has been provided with an Eligibility Notice and a copy of which the individual has executed in full and without modification and delivered to the Company within seven (7) business days of receipt of such notice. Notwithstanding the foregoing, non-U.S.-based Executive Vice Presidents and non-U.S.-based Senior Vice Presidents shall not become Eligible Employees or Participants effective prior to the Change in Control Protection Period.
(n)“Good Reason” means, with respect to an Eligible Employee, any one of the following events which occurs during the Change in Control Protection Period:
(i)any material reduction in Eligible Employee’s annual base salary
(ii)any material reduction in the Eligible Employee’s annual target bonus level or bonus opportunities;
(iii)Eligible Employee’s authority, duties or responsibilities are materially diminished such that they are no longer commensurate with his or her level of experience, training and education;
(iv)any significant reduction, in the aggregate, in the employee benefit programs made available to the Eligible Employee other than a reduction in such employee benefit programs affecting all employees of the Company substantially equally;
(v)the relocation without Eligible Employee’s prior written approval of the Eligible Employee’s principal office or place of business to a location that would cause an increase by more than thirty-five (35) miles in the Eligible Employee’s one-way commuting distance from
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the Eligible Employee’s principal personal residence to the principal office or business location at which the Eligible Employee is required to perform services, except for required travel for the Company’s business to an extent substantially consistent with the Eligible Employee’s prior business travel obligations; or
(vi)the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under the terms of the Plan;
provided that with respect to the foregoing occurrences (1) through (5), the Eligible Employee has given the Company written notice of Good Reason within 30 days after the event giving rise to Good Reason has occurred, the Company does not cure such Good Reason within 30 days after the receipt of such notice, and Eligible Employee terminates employment within 90 days following the initial existence of the event giving rise to Good Reason.
The determination under this Plan that an Eligible Employee’s termination is with or without Good Reason shall be made by the Board in good faith, and any such determination shall have no effect upon any determination of the rights or obligations of the Company or the Eligible Employee for any other purpose. Eligible Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.
(o)“Participant” means an Eligible Employee who has met all the conditions hereunder for the receipt of benefits under the Plan.
(p) “Plan Administrator” means the Chief Executive Officer of the Company (or his designee) prior to a Change in Control and the Board on or after a Change in Control.
(q)“Severance Period” means, with respect to a Participant, the number of months following the Participant’s Covered Termination for which a Participant may be eligible to receive the benefits provided in Section 3 herein. The Severance Period applicable to a Participant is set forth below depending on whether or not the Covered Termination occurs during the Change in Control Protection Period:
Not during CIC Protection Period        During CIC Protection Period
CEO            18 months                30 months
EVP            12 months                24 months
    SVP             9 months                18 months
(r)“Target Bonus” means a Participant’s Base Salary multiplied by the target bonus percentage for the year of termination as provided in the Company’s human resources records.
Section 2. Eligibility for Benefits.
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Subject to the requirements set forth in this Plan, the Company shall provide severance benefits under the Plan to the Participants. In order to become a Participant and be eligible to receive benefits under the Plan, an Eligible Employee must (i) experience a Covered Termination (ii) execute a separation agreement and release in substantially the form attached hereto as Exhibit B within the applicable time period set forth therein, but in no event later than sixty (60) days following termination of the Eligible Employee’s employment, and provided that such release becomes effective, and (iii) return all Company-owned property to the Company as instructed by the Company. The Company shall provide the form of such release to the Eligible Employee on, or within a reasonable time after, the termination of the Eligible Employee’s employment. The Company, in its sole discretion, may at any time modify the forms of the required separation agreement and release to effect protections of the Company consistent with this Section 2. In the event that an Eligible Employee’s employment is terminated as a result of such individual’s death or Disability, then such Eligible Employee shall not be entitled to the benefits provided in this Plan.
Section 3. Amount of Benefit.
Subject to the limitations and reductions provided in this Plan, benefits under this Plan, if any, shall be provided to the Participants described in Section 2 in the following amounts:
(a)Covered Termination Benefits. Upon a Participant’s Covered Termination, such Participant shall receive the following severance package:
(i)Cash Severance Benefits. Within five business days after the earlier of (i) the Participant’s death (if the Eligible Employee had already become a Participant entitled to benefits) or (ii) the effective date of the Participant’s separation and release agreement required by Section 2, such Participant will receive a cash payment (less applicable withholdings) in an amount equal to the sum of Participant’s Base Salary and Bonus Amount multiplied by the number of months in the Participant’s Severance Period.
(ii)COBRA Benefits. If such Participant timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then the Company will directly pay all COBRA group health insurance premiums for the Participant and eligible dependents until the earliest of (A) the end of the Participant’s Severance Period or (B) the expiration of Participant’s eligibility for the continuation coverage under COBRA. For purposes of this Section, references to COBRA premiums shall not include any amounts payable by Participant under a Code Section 125 health care reimbursement plan. Notwithstanding the foregoing, if at any time the Plan Administrator determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether Participant elects continued health coverage under COBRA, and in lieu of providing the COBRA premiums, the Company will instead pay Participant on the last day of each remaining month of the Severance Period, a fully taxable cash payment equal to 210% of (x) the value of Participant’s last monthly group health insurance premiums immediately prior to the Covered Termination or (y) the value of Participant’s last monthly COBRA premiums paid by the Company, as applicable (dependent on the time the Plan
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Administrator makes such determination that it cannot pay the COBRA premiums directly), and in either case subject to applicable tax withholdings (such amount, the “Health Care Benefit Payment”). The Health Care Benefit Payment shall be paid in monthly installments on the same schedule that the COBRA premiums would otherwise have been paid and shall be paid until the earlier of (i) expiration of the Severance Period or (ii) the date Participant is no longer enrolled in such COBRA coverage.
(iii)Equity Acceleration and Continued Stock Option Post-Termination Exercise Period. The Participant will receive accelerated vesting of all stock options and other equity awards issued by the Company and held by such Participant pursuant to the table below, provided that, for purposes of calculating such vesting acceleration, any unvested portion of equity awards held by the Participant that are scheduled to vest in one or more annual installments shall be treated as if the original grant provided for vesting in equal monthly installments rather than annually.
Title                Number of Months of Equity Acceleration
CEO                        18
EVP                        6
SVP                        3
In addition, with respect to stock options granted to the Participant, the Participant shall be entitled to exercise all of his or her vested stock options until the later of (i) the original post-termination exercise period provided in such Participant’s stock option agreement or (ii) (A) twenty-four (24) months from the Covered Termination for the Chief Executive Officer, (B) eighteen (18) months from the Covered Termination for Executive Vice Presidents, or (C) twelve (12) months from the Covered Termination for Senior Vice Presidents (but not beyond the original contractual life of the option). Notwithstanding any other provision of the Plan to the contrary, the Plan shall not affect (including with respect to vesting) any stock awards for which the vesting thereof is conditioned upon the satisfaction of performance criteria (“Performance-Related Awards”), including any such grants under the Company’s Performance Restricted Stock Unit Grant Agreement. For the avoidance of doubt, Performance-Related Awards do not include any stock awards or portions thereof (including stock options) for which the vesting thereof is conditioned solely upon Participant’s continued service over a specified time period (i.e., time-based vesting).
All payments referenced in this Section 3 shall be subject to all applicable tax withholdings and deductions required by law. Except as provided herein, all terms, conditions and limitations applicable to a Participant’s stock options and/or equity awards shall remain in full force and effect.
(b)Change in Control Termination Benefits. Upon a Change in Control Termination, all of such Participant’s outstanding stock options and other equity awards issued by the Company and held by such Participant as of the Change in Control
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Termination shall become fully vested and exercisable in full, except that this provision shall not affect the vesting of any Performance-Related Awards, including any such grants under the Company’s Performance Restricted Stock Unit Grant Agreement, which are not eligible to accelerate vesting under the Plan. Performance Restricted Stock Units shall be paid out at the higher of the target performance in such award or the actual performance of the Company. In addition, the Participant shall be entitled to exercise all of his or her vested stock options until the later of (i) the original post-termination exercise period provided in such Participant’s stock option agreement or (ii) (A) thirty-six (36) months from the Change in Control Termination for the Chief Executive Officer, or (B) twenty-four (24) months from the Change in Control Termination Executive Vice Presidents and Senior Vice Presidents.
(c)Certain Reductions. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to a Participant under Sections3(a)(1) and 3(a)(2) of this Plan shall be reduced (but not below zero) by any severance benefits payable by the Company or an affiliate of the Company to such Participant under any other policy, plan, program, agreement or arrangement, including, without limitation, an employment agreement or Termination Protection Agreement between such Participant and the Company. In addition, to the extent that any federal, state or local laws, including, without limitation the Worker Adjustment Retraining Notification Act, 29 U.S.C. Section 2101 et seq., or any similar state statute, require the Company to give advance notice or make a payment of any kind to a Participant because of that Participant’s involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits payable under Sections 3(a)(1) and 3(a)(2) of this Plan shall be reduced (but not below zero) by such required payments or notice. The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of a Participant’s involuntary termination of employment for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan.
Section 4. Limitations on Benefits.
(a)Mitigation. Except as otherwise specifically provided herein, a Participant shall not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of service or employment termination.
(b)Termination of Benefits. Benefits under the Plan shall terminate immediately if the Participant, at any time, (i) engages in the unauthorized use or disclosure of the Company’s confidential information, trade secrets or proprietary information under any written agreement under which the Participant has such an obligation to the Company that survives the Participant’s termination of service to the Company, (ii) engages in any prohibited or unauthorized competitive activities or solicitation or recruitment of employees, in violation of any written agreement under which Participant has such an obligation to the Company that survives the
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Participant’s termination of service to the Company; (iii) violates any term or condition of this Plan, (iv) violates any term of the applicable separation agreement and release referenced in Section 2 above. Additionally, benefits under the Plan shall terminate and be repayable to the Company in the event that after the commencement of benefits, it is determined by the Board in good faith that the Participant’s termination of employment should have been for Cause.
(c)Non-Duplication of Benefits. No Eligible Employee is eligible to receive benefits under this Plan more than one time.
(d)Indebtedness of Participants. If a Participant is indebted to the Company or an affiliate of the Company on the date of his or her termination of employment or service, the Company reserves the right to offset any severance benefits payable in cash under the Plan by the amount of such indebtedness.
(e)Parachute Payments. If any payment or benefit a Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion of the Payment, up to and including the total Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s stock awards. Notwithstanding the foregoing, to the extent that it is permitted under Sections 409A, 280G and 4999 of the Code, the Participant may designate a different order of reduction in payments or benefits constituting “parachute payments”.
All determinations as to whether payments are to be considered “parachute payments”, Reduced Amounts and/or subject to the excise tax under Section 4999 such that the amounts must be reduced as noted in the preceding paragraph shall be determined in the sole discretion of the Board in existence prior to the Change in Control (in consultation with its tax, legal and financial advisors) which determination shall be binding on the Participant and any purchaser in connection with such Change in Control. The Company shall bear all expenses with respect to the determinations required to be made hereunder.
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Section 5. Right to Interpret Plan; Amendment and Termination; Deferred Compensation.
(a)Exclusive Discretion. The Plan Administrator (or its delegates) shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.
(b)Amendment. The Board reserves the right to amend this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment shall impair or reduce the rights of a Participant unless such Participant consents to such amendment of the Plan in writing.
(c)Term of Plan. Notwithstanding the foregoing, the Plan and each Participant’s participation herein shall continue in effect through December 31, 2021; provided, however, that the term of this Plan and such participation shall automatically be extended for one additional year beyond December 31, 2021 and for successive one year periods thereafter, unless, not later than January 30 of each calendar year, commencing in 2022, the Company shall have given written notice that it does not wish to extend this Plan or a Participant’s right to participate hereunder for an additional year, in which event this Plan (or such Participant’s participation, as the case may be) shall continue to be effective until December 31 of such calendar year; provided, further, that, notwithstanding any such notice by the Company not to extend, if a Change in Control shall have occurred during the original or any extended term of this Plan, this Agreement shall remain in effect for a period of two (2) years after such Change in Control. For the avoidance of doubt, any termination of the Plan which is effected in accordance with the terms of this Section 5(c) shall not constitute “Good Reason” for any Participant’s resignation.
(d)Deferred Compensation. Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Plan (the “Severance Benefits”) that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with a Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h) (“Separation From Service”), unless such amounts may be provided to the Eligible Employee without causing the Participant to incur the additional 20% tax under Section 409A.
Notwithstanding anything herein to the contrary, if the Company (or, if applicable, the successor entity thereto) reasonably determines that the Severance Benefits constitute “deferred compensation” under Section 409A and the Participant is, on the termination of Executive’s service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code, the timing of the Severance Benefit payment
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will be delayed as necessary to comply with the payment limitation applicable to such employees contained in Section 409A(a)(2)(B)(i).
For purpose of Section 409A of the Code, each payment under this Plan is a separate payment and the right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments.
(e)    Superseding Plan. As of the Effective Date, except for any benefits provided pursuant to any applicable equity compensation plans and related grants or awards, this Plan supersedes any severance benefit plan, policy or practice previously maintained by the Company for Eligible Employees, including but not limited to the Prior Plan.
Section 6. Continuation of Certain Employee Benefits.
(a)COBRA Continuation. Each Eligible Employee who is enrolled in a group medical, dental or vision plan sponsored by the Company or an affiliate of the Company may be eligible to continue coverage under such group medical, dental or vision plan (or to convert to an individual policy), at the time of the Eligible Employee’s termination of employment under COBRA. The Company will notify the Eligible Employee of any such right to continue group medical coverage at the time of termination. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which a Eligible Employee may elect to continue the Company’s group medical, dental or vision coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the payments made by the Company pursuant to Section 3(a)(2) herein, if any, the Participant will be responsible for the entire payment of premiums required under COBRA for the duration, if any, of the COBRA period.
(b)Other Employee Benefits. All non-health benefits (such as life insurance, disability and 401(k) plan coverage) terminate as of an employee’s termination date (except to the extent that a conversion privilege may be available thereunder).
Section 7. No Implied Employment Contract.
The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ or service of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.
Section 8. Legal Construction.
This Plan is intended to be governed by and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.
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Section 9. Claims, Inquiries and Appeals.
(a)Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The address of the Plan Administrator is:
Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121
Attn: General Counsel

(b)Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The written notice of denial will be set forth in a manner designed to be understood by the employee and will include the following:
(i)the specific reason or reasons for the denial;
(ii)references to the specific Plan provisions upon which the denial is based;
(iii)a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and
(iv)an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.
This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.
This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.
i.Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:
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Arena Pharmaceuticals, Inc.
6154 Nancy Ridge Drive
San Diego, CA 92121
Attn: General Counsel
A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
ii.Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:
(v)the specific reason or reasons for the denial;
(vi)references to the specific Plan provisions upon which the denial is based;
(vii)a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and
(viii)a statement of the applicant’s right to bring a civil action under section 502(a) of ERISA.
iii.Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.
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iv.Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant’s claim or appeal within the relevant time limits specified in this Section 9, then the Participant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.
Section 10. Basis of Payments To and From Plan.
All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.
Section 11. Other Plan Information.
v.Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 23-2908305. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.
vi.Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.
vii.Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is Arena Pharmaceuticals, Inc., Attn: General Counsel, 6154 Nancy Ridge Drive, San Diego, CA 92121. Service may also be made on the Plan Administrator.
viii.Plan Sponsor and Administrator. The “Plan Sponsor” of the Plan is Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, CA 92121. The Plan Sponsor’s and Plan Administrator’s telephone number is (858) 453-7200. The Plan Administrator (the CEO of the Company prior to a Change in Control and the Board one or after a Change in Control) is the named fiduciary charged with the responsibility for administering the Plan.
Section 12. Statement of ERISA Rights.
Participants in this Plan (which is a welfare benefit plan sponsored by the Company) are entitled to certain rights and protections under ERISA. If you are a Participant in the Plan, under ERISA you are entitled to:
Receive Information about the Plan and Your Benefits
ix.Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as work sites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan Administrator with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration;
    14.

x.Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series) if any is required at the time. The Plan Administrator may make a reasonable charge for the copies; and
xi.To the extent required by ERISA at the time, receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.
Enforce Your rights
No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from exercising your rights under ERISA.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.
If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court.
If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and
    15.

responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.
Section 13. Execution.
To record the adoption of the Plan as amended as set forth herein, effective as of the Effective Date, Arena Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same this 11th day of June, 2021.
Arena Pharmaceuticals, Inc.

Amit Munshi, President and Chief Executive Officer

    16.

EXHIBIT A

Arena Pharmaceuticals, Inc.
Amended and Restated Severance Benefit Plan
Eligibility Notice
To:
Date: ______________
Arena Pharmaceuticals, Inc. (the “Company”) adopted the Arena Pharmaceuticals, Inc. Amended and Restated Severance Benefit Plan effective on June 11, 2021 (the “Plan”). Capitalized terms used in this Eligibility Notice have the meanings set forth in the Plan. The Company is providing you with this Eligibility Notice to reflect your continued eligibility to participate in the Plan:
The terms and conditions of your participation in the Plan are as set forth in the Plan and this Eligibility Notice, which together constitute the Summary Plan Description for the Plan. By executing this Eligibility Notice you hereby acknowledge and agree that, except for any applicable equity compensation plans, as of the Effective Date, the terms of the Plan and this Eligibility Notice supersede and replace any rights to benefits that you may have had under any employment agreement, Termination Protection Agreement, severance benefit plan, policy or practice previously maintained by the Company, including but not limited to the Prior Plan, if applicable. To reflect your acceptance of the terms of the Plan and this Eligibility Notice, please return to the Company’s head of Human Resources within seven (7) days a copy of this Eligibility Notice signed by you and retain a copy of this Eligibility Notice, along with the Plan document, for your records

Arena Pharmaceuticals, Inc. (Signature) Name: Title: Eligible Employee: (Signature) Name: Date:
    A-1

EXHIBIT B
CONFIDENTIAL SEPARATION
AND GENERAL RELEASE AGREEMENT

This Confidential Separation and General Release Agreement (hereinafter “Agreement”) is agreed to by and between [Employee Name] (hereinafter “Employee") and Arena Pharmaceuticals, Inc. (hereinafter “Arena” or “Company”).
Employee acknowledges that Employee’s employment terminated effective [Date] (hereinafter “Termination Date”). Thereafter, all wages, accrued and unused vacation and other payments and benefits to which the Employee is entitled will be paid.
As emphasized to Employee, Employee’s consideration and acceptance of the terms and conditions of this Agreement is completely voluntary. In exchange for the good and valuable consideration described and in consideration of the promises and mutual agreements herein set forth, the parties agree as follows:
1.Earned Wages, Accrued Vacation and Healthcare Benefits. Employee will be paid all earned and unpaid wages and accrued and unused vacation through the Termination Date. Employee is entitled to these wages and signing this Agreement is not a prerequisite for this payment. In addition, Employee will retain all healthcare benefits through the Termination Date, and thereafter will be eligible to continue certain group health and welfare benefits at Employee’s own expense through the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”) law or, if applicable, state insurance laws, and according to the Company’s then current group health insurance policies. Employee will be provided with a separate notice from the Company’s third-party COBRA administrator describing rights and obligations under COBRA.
2.Separation Benefits. Subject to receipt by the Company of an executed Agreement, the expiry of the revocation period without revocation by Employee, and performance according to the other terms of this Agreement, the Company agrees to provide Employee with the following payments (hereinafter “Separation Benefits”) to which Employee is not otherwise entitled. Employee acknowledges and agrees that these Separation Benefits constitute adequate legal consideration for the promises and representations made by Employee in this Agreement.

2.1    Separation Payment. The Company agrees to provide separation payments pursuant to the Company’s Amended and Restated Severance Benefit Plan (the “Plan”) [THE “CASH SEVERANCE PAYMENT” TO BE INSERTED AT TIME OF SEPARATION]

Subject to the foregoing, this Agreement becoming effective in accordance with its terms, and performance according to the other terms of this Agreement, the Cash Severance Payment will be paid in accordance with the Plan. All payments will withhold required federal, state, local and other income and payroll taxes. Payment will be made at the discretion of the Company either via direct deposit (if Employee is enrolled) or live check mailed to Employee’s address of record.

2.2 Equity Vesting. Any outstanding stock options and Restricted Stock Units will be subject to acceleration and vesting in accordance with the Plan. Except as expressly modified in this Agreement, all equity shall continue to be governed by the terms of the applicable grant notice, stock option agreement and the Company’s long-term incentive plan. Pursuant to tax rules governing the portion of stock options that are considered “incentive stock options” (the “ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), such stock options may lose ISO status as of Employee’s Termination Date The Company encourages Employee to seek independent advice concerning the tax status of equity awards and the corresponding tax implications of this Agreement and the benefits hereunder.

3.No Other Compensation or Benefits. By signing this Agreement Employee acknowledges that, except as expressly provided in this Agreement (including its exhibits and agreements, plans, instruments and insurance policies referenced herein and therein), Employee has not earned, will not earn by the Termination Date, are not vested in or entitled to, and will not receive from the Company, any additional compensation (including base salary, bonuses, incentive compensation, or equity), severance, change in control or benefits after the Termination Date.
4.Expense Reimbursements. Employee agrees that on or before [Date], Employee will submit a final documented expense reimbursement statement reflecting all business expenses incurred through the Termination Date for which Employee is seeking reimbursement. The Company will reimburse Employee for expenses pursuant to its regular business practice.

5.Return of Company Property. Employee understands and agrees that as a condition of receiving the compensation and benefits Employee is not otherwise entitled to as defined in this Agreement, all Company property must be returned to the Company on or before [Date] unless otherwise agreed to by the Company. Employee agrees to return to the Company all Company documents (and all copies thereof) and other Company property that Employee has had in Employee’s possession at any time, including, but not limited to computers, telephones, keys, identification and/or access cards, credit cards, written or electronic materials, documents, files, notes, records, business plans and forecasts, financial information, computer-recorded information, tangible property, laboratory notebooks (which shall be completed in accordance with Arena’s Laboratory Notebook Policy); and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). To the extent Employee has any Company information stored on any PDA, personal computer, or personal email, storage or cloud device, Employee agrees to cooperate in permanently deleting all such information in accordance with Company directives. By signing this Agreement, Employee represents and warrants that Employee will have returned to the Company on or before [Date] all property, data and information belonging to the Company. Employee also agrees that, if requested by Arena, Employee will execute a Confirmation of Transfer of Rights in Invention in the presence of a notary of public. Employee also agrees that Employee will or has reported all time off taken through the authorized process and agrees to complete the Company’s departure paperwork and return it to the Company on or before [Date]. Employee also further agrees not to incur any expenses, obligations, or liabilities on behalf of Arena following the Termination Date, unless authorized in writing to do so by the General Counsel or CEO of the Company.

6.General Release.

6.1.Employee unconditionally, irrevocably and absolutely releases and discharges the Company, and its parent corporations, direct and indirect subsidiary corporations, division, affiliates, successors, predecessors, partnerships, individual partners, officers, directors, employees, shareholders, agents, attorneys, entities, insurers, affiliates, and assigns (collectively referred to as “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Employee’s employment with the Company, the termination of Employee’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or “Unknown Claims” (as further defined below) arising directly or indirectly out of or in any way connected with Employee’s employment with the Company. This release is intended to have the broadest possible application and includes, without limiting its scope, any tort, contract, common law, constitutional or other statutory claims, including all claims arising out of or related to Employee’s employment with, and/or termination of Employee’s employment with the Company, and any and all claims under any of the following: Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Americans with Disabilities Act of 1990; the Equal Pay Act of 1963; the Older Workers Benefit Protection Act of 1990; the Worker Adjustment and Retraining Notification Act of 1989; the Employee Retirement Income Security Act (“ERISA”) (including, but not limited to, claims for breach of fiduciary duty under ERISA); the California Fair Employment & Housing Act, as well as any amendments to such laws, and any other federal, state or local civil rights, disability, discrimination, retaliation or labor law, including the California Labor Code [INCLUDE APPLICABLE STATE LAWS CONTINGENT ON EMPLOYEE’S STATE OF EMPLOYMENT], or any other statute, or any theory of contract, criminal, arbitral, tort or common law, including but not limited to breach of express contract, breach of implied contract, unjust enrichment, quantum meruit, promissory estoppel, fraud, failure to provide competent professional services, breach of the covenant of good faith and fair dealing, and restitution, and any other claims under the laws or common law of the United States, California or any other state or locality. This general release and waiver of claims excludes (i) claims which cannot be waived by law; and (ii) any breach of this Agreement. “Unknown Claims” means any and all claims that Employee does not know or suspect to exist in Employee’s favor.

In granting the release herein, which includes Unknown Claims, Employee acknowledges that Employee has read, understands and expressly waives Section 1542 of the California Civil Code, which provides:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Employee expressly agrees to waive any rights or benefits conferred by Section 1542 and by any law of any state or territory of the United States or principal of common law pursuant to, or which is similar, comparable or equivalent to, Section 1542.

6.2.Nothing in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (hereinafter “Government Agencies”). Employee further understands that this Agreement does not limit Employee’s or the Company’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit Employee’s right to receive an award for information provided to the Securities and Exchange Commission, Employee understands and agree that, to maximum extent permitted by law, Employee is otherwise waiving any and all rights Employee may have to individual relief based on any claims that Employee has released and any rights Employee has waived by signing this Agreement. Further, Employee is advised that federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.

6.3.Employee acknowledges that Employee may discover facts or law different from, or in addition to, the facts or law that Employee knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them. Employee further acknowledges that, during employment, Employee has not made any claims or allegations to Arena related to sexual assault or abuse, sexual harassment, or sex discrimination and none of the payments set forth as consideration in this Agreement are related to sexual assault or abuse, sexual harassment, or sex discrimination.

6.4.Employee declares and represents that Employee intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Employee intends the release herein to be final and complete. Employee executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

6.5.Employee expressly waives Employee’s right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether brought by Employee or on Employee’s behalf, related in any way to the matters released herein.

6.6.Notwithstanding the foregoing, the following are not included in the general release: (a) any rights that cannot be waived as a matter of law; (b) any claims arising from the breach of this Agreement by the Company; or (c) any rights or claims for indemnification Employee may have pursuant to any written indemnification agreement of the Company to which Employee is a party, the charter, bylaws, or operating agreements of the Company, provided, however, Employee and the Company agree that Employee shall not be entitled to, and shall not receive, indemnification for any claim or proceeding against the Company and/or Employee arising out of or related to any act or omission by Employee determined by the Company to constitute a violation of the Company’s Code of Business Conduct and Ethics and/or any other Company policy and, provided further, in the event of any conflict with respect to Employee’s entitlement to indemnification between this Agreement and any written indemnification agreement of the Company to which Employee is a party, the charter, bylaws, or operating agreements of the Company, the terms of this Agreement (and this Paragraph 6.6) shall control.).

7.Non-Disparagement. Employee shall not directly or indirectly make or cause to have made any false, disparaging, negative or derogatory comments or remarks about Arena or its business affairs, owners, directors, employees, shareholders, distributors, clients, contractors, agents, service providers or any of the other Arena Releasees to anyone, except as permitted by Paragraph 6.2. Employee also shall not directly or indirectly discuss, make any statements to or otherwise provide any information or documents to any third party regarding Arena or any other Released Parties that could adversely affect, or be detrimental to, the business or personal affairs of Arena, except as permitted by Paragraph 6.2.

8.Injunctive Relief. Employee acknowledges that Employee’s breach of the covenants contained in Paragraph 7 would cause irreparable injury to the Company and agrees that in the event of any such breach the Company shall immediately be released from any obligation to provide Employee any further payments or benefits under this Agreement and may pursue injunctive relief or other equitable remedies without the necessity of proving actual damages or posting any bond or other security.
9.Proprietary Information and Other Obligations. Subject to Paragraph 6.2, Employee agrees observe and abide by the Employee Proprietary Information and Inventions Agreement that Employee read and signed in connection with Employee’s employment by Company. Employee acknowledges that in connection with this Agreement, Employee has read the Employee Proprietary Information and Inventions Agreement and is familiar with and understands its terms and conditions. The Company and Employee acknowledge and agree that full and complete compliance with all of the provisions of this Paragraph 9 is a material consideration of this Agreement and that breach of any provision of this Paragraph 9 shall constitute a material breach of this Agreement.
10.Confidentiality. Subject to Paragraph 6.2, the provisions of this Agreement will be held in strictest confidence by Employee and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Employee may disclose this Agreement in confidence to Employee’s immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.
11.No Admissions. By entering into this Agreement, the Released Parties make no admission that they have engaged, or are now engaging, in any unlawful conduct. The parties understand and acknowledge that this Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
12.Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). The Company, by this Agreement, hereby advises Employee to consult with an attorney before executing this Agreement.
12.1Acknowledgments/Time to Consider. Employee acknowledges and agrees that Employee (a) has read and understands the terms of this Agreement; (b) the Company hereby advises Employee in writing to consult with an attorney before executing this Agreement; (c) has obtained and considered such legal counsel as Employee deems necessary; (d) has been given twenty-one (21) calendar days to consider whether or not to enter into this Agreement (although Employee may elect not to use the full 21-day period at Employee’s option); and (e) by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly, and voluntarily.
12.2Revocation/Effective Date. This Agreement shall not become effective or enforceable until the eighth day after Employee signs this Agreement. In other words, Employee may revoke Employee’s acceptance of this Agreement within seven (7) days after the date Employee signs it. Employee's revocation must be in writing and received by email (jschmidt@arenapharm.com) by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Employee does not revoke acceptance within the seven (7) day period, Employee’s acceptance of this Agreement shall become binding and enforceable on the eighth day (“Effective Date”).

12.3Preserved Rights of Employee. This Agreement does not waive or release any rights or claims that Employee may have that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Employee from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

13Representation of Employee. Employee represents that, as of the date of this Agreement, Employee has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Released Parties in any court or with any governmental agency. Employee has not assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, or cause or causes of action disposed of by this Agreement.

14General Provisions.
14.1.Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision or prevent that party thereafter from enforcing each and every other provision of this Agreement.

14.2.Termination of Agreement. The Company shall have the right to terminate this Agreement at any time if Employee breaches any of Employee’s obligations under Paragraphs 5, 7, 9, and 10 of this Agreement, or any other agreement Employee has with the Company that is expressly incorporated by reference in this Agreement and continues in force and effect. In the event of Employee’s breach of any of Employee’s obligations under Paragraphs 5, 7, 9 , and 10 of this Agreement, then the Company shall be entitled to all costs, attorneys’ fees, and any and all damages, including Injunctive Relief as outlined in Paragraph 8 above, incurred by the Company in enforcing Employee’s obligations under this Agreement, including the bringing of any actions to recover the consideration.

14.3.Interpretation Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

14.4.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by certified or registered mail, return receipt requested, upon verification of receipt, or (d) by email, however, receipt by Human Resources shall be required to confirm receipt. Notice shall be sent to the San Diego offices of the Company, or such other address as either party may specify in writing.

14.5.Severability. In the event any provision of this Agreement shall be found unenforceable, the unenforceable provision shall be deemed deleted and the validity and enforceability of the remaining provisions shall not be affected thereby.

15. Tax Provisions.
15.1 Section 409A. All severance benefits and other payments provided under the Agreement are intended to satisfy the requirements for an exemption from application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) to the maximum extent that an exemption is available (including but not limited to the exemption provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(5)) and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the severance benefits and other payments provided under the Agreement are intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. Each payment under this Agreement shall be treated as a separate and distinct payment for purposes of Section 409A.
16.Applicable Law. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the United States of America, the State of California and, if applicable, the state of the Employee’s employment.

17.Entire Agreement; Modification. This Agreement, including the surviving provisions of the Company’s Employee Proprietary Information and Inventions Agreement, Company policies, equity award and any other agreements previously executed by Employee and the Company and herein incorporated by reference, is intended to be the entire agreement between the parties and supersedes and cancels any and all other prior agreements, written or oral, between the parties regarding this subject matter. Only a written instrument executed by all parties hereto may amend this Agreement. Each term of this Agreement is contractual and not merely a recital. Each party to this Agreement has made such investigation of the facts pertaining to this settlement and release, and all the matters pertaining to this Agreement, as (s)he/it deems necessary. Employee is aware that she may hereafter discover claims or facts in addition to or different from those Employee now knows or believes to be true with respect to the matters related herein. Nevertheless, it is Employee’s intention to fully, finally, and forever settle and release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed with regard to Employee’s employment by the Company. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

18.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute and effective, binding agreement on the part of each of the undersigned.

19.Acceptance/Signature. Employee acknowledges and agrees that Employee has read and understands the terms of this Agreement; that Employee has been given twenty-one (21) days to consider whether or not to enter into this Agreement and that by signing this Agreement, Employee acknowledges that Employee does so freely, knowingly and voluntarily. Employee understands that Employee shall not be entitled to receive any of the payments and benefits set forth in Paragraph 2 of this Agreement unless and until this Agreement becomes effective in accordance with its terms.

18.Independent Legal Counsel and Advice. Each party to this Agreement has had the opportunity to seek independent legal advice from his/her/its attorney(s) with respect to the advisability of executing this Agreement. Employee is further advised to obtain Employee’s own tax advice and shall be solely responsible for any and all taxes, fines and penalties associated with the payments and benefits hereunder; no representations from the Company are made in this regard.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

FOR EXECUTION NO LATER THAN [Date]

IN WITNESS HEREOF, Employee and Arena have caused this Agreement to be executed on the latest date set forth below.

[EMPLOYEE NAME] ___________________________________ Date:	ARENA PHARMACEUTICALS, INC. By: Name: Title: Date: